UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report; date of earliest event reported)

April 27, 2026

(Date of report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ally Detroit Center

500 Woodward Avenue, Floor 10

Detroit, Michigan 48226

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	OTHER EVENTS.

Preferred Stock Offering

On April 27, 2026, Ally Financial Inc. (the “Company”) announced the launch of a proposed public offering (the “Offering”) of its Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”). The Offering is subject to pricing, which has not yet occurred. If the Offering is priced and proceeds to closing, the Company intends to use the net proceeds from the sale of the Series D Preferred Stock for general corporate purposes, which may include, but is not limited to, the redemption of some or all of its 4.700% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, $1,000 liquidation preference per share (the “Series B Preferred Stock”).

The pricing of the Offering and whether a redemption of the Series B Preferred Stock will occur is subject to market conditions and other considerations. There is no assurance that the Offering will price and close or that the Company will decide to redeem the Series B Preferred Stock, or, if it does, the amount to be redeemed and the timing of the redemption. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Series B Preferred Stock. If the Company decides to redeem the Series B Preferred Stock, it intends to announce its decision by press release and an appropriate notice of redemption during the applicable notice window.

The Offering is described in the Company’s preliminary prospectus supplement dated April 27, 2026, filed with the Securities and Exchange Commission today.

This Current Report on Form 8-K does not constitute an offer to sell the Series D Preferred Stock.

First Quarter 2026 Earnings

On April 17, 2026, the Company announced its first quarter 2026 earnings and furnished on Form 8-K its earnings release, investor presentation and supplemental financial data. The Company’s earnings results and portions of its supplemental financial data for the first quarter 2026 are being filed as Exhibits 99.1 and 99.2, respectively.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

99.1	Ally Financial Inc. earnings results for first quarter 2026.

99.2	Select Supplemental Financial Data of Ally Financial Inc. for first quarter 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Cautionary Note on Forward-Looking Statements

The information contained in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Company’s expectations regarding the completion of, and the use of proceeds from, the Offering, and the redemption of the Series B Preferred Stock. These statements are based upon the Company’s current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Actual outcomes may differ materially from those expressed or implied as a result of risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. All statements in this Current Report on Form 8-K speak only as of the date of this filing, and the Company undertakes no obligation to update the information to reflect events or circumstances that arise after that date or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC.
(Registrant)

Date: April 27, 2026	By:	/s/ Austin T. McGrath
	Name:	Austin T. McGrath
	Title:	Vice President, Controller, and Chief Accounting Officer